UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012 (November 29, 2012)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01                    Entry into a Material Definitive Agreement.

On November 29, 2012, Array entered into a Third Amendment to Drug Discovery and Development Agreement with Celgene Corporation (the “Amendment”), which amends the Drug Discovery and Development Agreement dated June 17, 2009 between Array and Celgene. Under the terms of the Amendment, Array will advance additional compounds directed at a specified target under development under the Drug Discovery and Development Agreement into toxicology studies. The Amendment also adjusts a milestone payable to Array if Celgene exercises its product option with respect to this target within a specified early exercise period. In consideration for Array’s covenants and agreements under the Amendment, Celgene will make a $3 million payment to Array.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2012	Array BioPharma Inc.

	By:	R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer